EXHIBIT 99.1

Donegal Group Inc. Announces Fourth Quarter 2021 Conference Call and Webcast

MARIETTA, Pa., Jan. 20, 2022 (GLOBE NEWSWIRE) -- Donegal Group Inc. (NASDAQ:DGICA) and (NASDAQ:DGICB) announced that it plans to release its results for the fourth quarter and full year ended December 31, 2021 on Thursday, February 17, 2022, after the closing of regular trading on the NASDAQ Stock Market.

The Company will hold a live conference call and webcast on Friday, February 18, 2022, at 11:00AM Eastern Time, to discuss its results. You may listen to the webcast by accessing the event from the Company's investor website at http://investors.donegalgroup.com. A replay of the webcast will be available on the Company’s website following the event.

About Donegal Group Inc.

Donegal Group Inc. is an insurance holding company whose insurance subsidiaries and affiliates offer personal and commercial property and casualty lines of insurance in 24 Mid-Atlantic, Midwestern, New England, Southern and Southwestern states. Donegal Mutual Insurance Company and the insurance subsidiaries of Donegal Group Inc. conduct business together as the Donegal Insurance Group. The Donegal Insurance Group has an A.M. Best rating of A (Excellent).

The Class A common stock and Class B common stock of Donegal Group Inc. trade on the NASDAQ Global Select Market under the symbols DGICA and DGICB, respectively. The Company is focused on several primary strategies, including achieving sustained excellent financial performance, strategically modernizing its operations and processes to transform its business, capitalizing on opportunities to grow profitably and delivering a superior experience to its agents and customers.

For Further Information:

Jeffrey D. Miller
Executive Vice President and Chief Financial Officer
Phone: (717) 426-1931
E-mail: investors@donegalgroup.com

Karin Daly
Vice President, The Equity Group Inc.
Phone: (212) 836-9623
E-mail: kdaly@equityny.com